EXHIBIT 23.3

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 20, 2000 relating to the financial statements of CGA Group, Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers


Hamilton, Bermuda
July 7, 2000